Exhibit 4.2B

TESLA MOTORS, INC.

FORM OF AMENDMENT TO

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT TO THE FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of [            ], 2010 by and among Tesla Motors, Inc., a Delaware corporation (the “Company”), certain of the Series A stockholders listed on Exhibit A thereto (the “Series A Stockholders”), certain of the Series B stockholders listed on Exhibit B thereto (the “Series B Stockholders”), certain of the Series C stockholders listed on Exhibit C thereto (the “Series C Stockholders”), certain of the Series D stockholders listed on Exhibit D thereto (the “Series D Stockholders”), certain of the Series E stockholders listed on Exhibit E thereto (the “Series E Stockholders”), certain of the Series F stockholders listed on Exhibit F thereto (the “Series F Stockholders”), and Toyota Motor Corporation (“Toyota”). Capitalized terms not defined herein have the meanings set forth in that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, as amended (the “Rights Agreement”).

RECITALS

WHEREAS, the Company, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders and the Series F Stockholders previously entered into the Rights Agreement;

WHEREAS, the Company is entering into a Stock Purchase Agreement with Toyota dated as of even date herewith (the “Purchase Agreement”) pursuant to which Toyota will purchase shares of the Company’s common stock (the “Shares”) immediately following the closing of the Qualified IPO (as defined therein) (the “Closing”);

WHEREAS, the Company, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders and the Series F Stockholders now desire to amend the terms of the Rights Agreement as set forth herein to include the Shares as Registrable Securities under the Rights Agreement solely for purposes of Sections 1, 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 of the Rights Agreement;

WHEREAS, pursuant to Section 5.2 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities then outstanding; and

WHEREAS, the undersigned collectively represent the holders of at least two-thirds of the Registrable Securities outstanding as of the date hereof and wish to consent to the changes as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Section 1.1(b). Section 1.1(b) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series F Preferred Stock, (ii) shares of Common Stock issuable upon conversion of the Series E Preferred Stock issued or issuable upon the conversion of warrants issued pursuant to that Secured Note and Warrant Purchase Agreement dated February 14, 2008, as amended, (iii) shares of Common Stock issued or issuable upon the exercise of warrants issued to certain Series E Stockholders dated May 20, 2010, (iv) shares of Common Stock issued pursuant to the certain Stock Purchase Agreement by and between the Company and Toyota Motor Corporation dated May 20, 2010 and (v) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv) or (v); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;”

2. Consent to Add Party. Each of the undersigned hereby consents to the addition of Toyota as a “Holder” party to the Rights Agreement, as amended by this Amendment, solely for the purposes of Sections 1, 5.1, 5.2, 5.3., 5.4, 5.5 and 5.6 thereunder.

3. Subordination of Registration Rights. Toyota hereby acknowledges and agrees that the rights granted to it hereunder shall not in any way reduce the amount of Registrable Securities that the United States Department of Energy (the “DOE”) is entitled to include in a registration filed pursuant to Section 1.2 of the Registration Rights Agreement by and between the Company and the DOE dated January 20, 2010, as amended (the “DOE Rights Agreement”) and that any Registrable Securities held by Toyota which Toyota requests to include in any such registration may be cut back or eliminated altogether as necessary to allow the DOE to include the full amount of Registrable Securities to which it is entitled pursuant to the DOE Rights Agreement. Toyota further acknowledges and agrees that the rights granted to it hereunder shall not permit Toyota to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) of the DOE Rights Agreement or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 of the DOE Rights Agreement.

4. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

5. Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TESLA MOTORS, INC.,
a Delaware corporation

By:
Elon Musk, Chief Executive Officer

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TOYOTA MOTOR CORPORATION

By:
Akio Toyoda,
President, Member of the Board

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AL WAHADA CAPITAL INVESTMENT LLC

By:
H. E. Ahmed Saif Al Darmaki,
General Manager

Address:
Al Wahda Capital Investment LLC
7th Floor, ADWEA Building
6th Street
Abu Dhabi
United Arab Emirates

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

DRAPER FISHER JURVETSON FUND VIII, L.P.

By:
Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON PARTNERS VIII, LLC

By:
Name:	John Fisher
Title:	Managing Member

DRAPER ASSOCIATES, L.P.

By:
Name:	Timothy C. Draper
Title:	General Partner

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

DRAPER FISHER JURVETSON GROWTH FUND 2006, L.P.

By:	Draper Fisher Jurvetson Growth Fund 2006 Partners, L.P.
Its:	General Partner

By:	DFJ Growth Fund 2006, Ltd.
Its:	General Partner

By:
Mark W. Bailey,
Director

DRAPER FISHER JURVETSON PARTNERS GROWTH FUND 2006, LLC

By:
Mark W. Bailey,
Authorized Member

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ELON MUSK REVOCABLE TRUST DATED JULY 22, 2003

By:
Elon Musk,
Trustee

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TECHNOLOGY PARTNERS FUND VIII, LP

By:	TP Management VIII, LLC

By:

Name:	Ira Ehrenpreis

Title:	Managing Member

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

VALOR EQUITY PARTNERS, LP

By:	Valor Equity Management, LLC
Its:	General Partner

By:	Valor Management Corp.
Its:	Managing Member

By:
Antonio J. Gracias,
Chief Executive Officer

VALOR VC, LLC

By:
Antonio J. Gracias
Managing Member

VEP TESLA HOLDINGS, LLC

By:
Antonio J. Gracias,
Chief Executive Officer

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BAY AREA EQUITY FUND I, L.P.

By:	Bay Area Equity Fund Managers I, L.L.C.
Its:	General Partner

By:	DBL Investors L.L.C.
Its:	Managing Member

By:

Name:

Title:

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

JASPER HOLDINGS, LLC

By:

Name:	Kimbal Musk

Title:

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

WESTLY CAPITAL PARTNERS, L.P.

By:
Steve Westly,
Managing Partner

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]